                                                                   Exhibit 23.04

                         CONSENT OF INDEPENDENT AUDITOR

    We consent to the incorporation by reference in the registration statement on Form S-3 with respect to 1,600,000 shares of Common Stock of Lernout & Hauspie Speech Products N.V. of our report dated September 2, 1999, with respect to the financial statements of Brussels Translation N.V. included in Form 6-K of Lernout & Hauspie Speech Products N.V. filed with the Securities and Exchange Commission on September 9, 1999.

Gent, Belgium

August 23, 2000
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Ernst & Young Reviseurs d'Enterprises SCC (B 160)


/s/ Marc Cosaert
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    Marc Cosaert
    Partner